FINANCIAL NEWS

Investor Contact:	Media Contact:
John Kurtzweil Cirrus Logic, Inc. (512) 912-3222 InvestorRelations@cirrus.com	Bill Schnell Cirrus Logic, Inc. (512) 851-4084 bill.schnell@cirrus.com

Cirrus Logic Announces Intent to Divest Video Product Line
to Focus on Core Analog IC Business

Reconfirms Previous Financial Guidance Issued on January 26, 2005

AUSTIN, Texas – April 25, 2005 – Cirrus Logic Inc. (Nasdaq: CRUS) today announced its intent to divest its digital video product line assets and focus operations around its core, high-precision analog, mixed-signal and embedded integrated circuits (ICs) for audio and industrial applications. This action will position the company for continued growth within its expanding analog, mixed-signal and embedded markets where Cirrus Logic ICs maintain broader market acceptance and solid gross margins. Revenue associated with the digital video product line in the third fiscal quarter, ending Dec. 25, 2004, was $3.1 million or 7 percent of total revenue. Cirrus Logic has retained Lehman Brothers as its exclusive financial advisor in connection with a potential transaction involving the digital video product line assets.

“With more than 600 products serving greater than 3,000 end customers globally, Cirrus Logic has a strong legacy of innovation and market leadership within analog, mixed-signal and embedded applications,” said David D. French, president and chief executive officer, Cirrus Logic. “I believe the actions that we are announcing today will better position us for future success and profitable growth.

“It’s our intention to find a suitable buyer for the video assets as soon as possible. While I am pleased with the leadership position Cirrus Logic has created in the early stages of the fast-growing market for digital video IC applications, this action will allow Cirrus Logic to achieve a more attractive business model,” said French.

Cirrus Logic’s IC product portfolio includes:

•	Mixed-Signal Audio Products: High-precision analog and mixed-signal products, such as digital audio converters and digital amplifier controllers for consumer, professional and automotive audio applications.

•	Industrial Products: High-precision analog and mixed-signal products such as analog-to-digital and digital-to-analog converters, and amplifiers for DC measurement, power metering, and energy exploration and monitoring applications.

•	Embedded Products: Integrated processor technology products such as multi-channel audio DSPs, general purpose ARM-based processors and networked audio components for consumer and industrial applications.

Conference Call on April 27, 2005

Cirrus Logic will hold a conference call on April 27, 2005 at 5:00 p.m. EDT on this subject, as well as the company’s fiscal fourth quarter financial results, which it expects to be within previous guidance issued on Jan. 26, 2005. Those wishing to join should dial (201) 689-8044 at approximately 4:50 p.m. EDT. A replay of the call will be available starting one hour after the completion of the call, through May 11, 2005. To access the replay, dial (201) 612-7415 (account #: 2445; conference #: 146363). A live and an archived webcast of the conference call will also be available via the company’s Web site at www.cirrus.com.

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog-rich mixed-signal integrated circuits for a broad range of consumer and industrial markets. Building on its rich analog mixed-signal patent portfolio, Cirrus Logic delivers highly optimized products for consumer and commercial audio, automotive entertainment and industrial applications. The company operates from headquarters in Austin, Texas, with offices in Colorado, Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

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Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release, including our intention to divest the digital video product line, the future growth of the digital video market and our future success and profitability growth are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially from our current expectations, estimates and assumptions and the forward-looking statements made in this press release. These risks and uncertainties include, but are not limited to, our ability to divest our digital video product technology assets, expand our analog and mixed-signal markets and customer base, and the risk factors listed in our Form 10-K for the year ended March 27, 2004, and in other filings with the Securities and Exchange Commission.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.